Exhibit 99.1

NEWS RELEASE FOR ADDITIONAL INFORMATION, PLEASE CONTACT: John M. Perino Vice President, Investor Relations 608-361-7501

REGAL BELOIT ANNOUNCES MARK J. GLIEBE TO SERVE AS CHAIRMAN

January 3, 2012 (Beloit, WI): Regal Beloit Corporation (NYSE: RBC) today announced that its Board of Directors has appointed Mark J. Gliebe, the Company’s current President and Chief Executive Officer and a member of the Board of Directors, to serve as Chairman of the Board effective January 2, 2012. Mr. Gliebe succeeds Henry W. Knueppel, who has resigned from the position of Chairman of the Board pursuant to the plan previously announced. Mr. Knueppel will remain on the Board of Directors.

Regal Beloit Corporation is a leading manufacturer of electric motors, mechanical and electrical motion controls and power generation products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

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Corporate Offices

200 State Street • Beloit, WI 53511-6254

608-364-8808 • Fax: 608-364-8818

Website: www.regalbeloit.com